UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Pursuant to § 240.14a-12

Spirit Airlines, Inc.

(Name of Registrant as Specified In Its Charter)

JetBlue Airways Corporation

Sundown Acquisition Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by JetBlue Airways Corporation

Pursuant to Schedule 14A under the

Securities Exchange Act of 1934, as amended

Subject Company: Spirit Airlines, Inc.

Commission File No.: 001-35186

Date: June 27, 2022

On June 27, 2022, JetBlue Airways Corporation (“JetBlue”) made available the following investor presentation at www.JetBlueOffersMore.com.

June 27, 2022 Investor Presentation JetBlue’s Proposal Still Offers MORE Decisively MORE Value and Certainty for Spirit Shareholders

Important information for investors and stockholders Forward Looking Statements Statements in this presentation contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this presentation, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue Airways Corporation (“JetBlue”) and Spirit Airlines, Inc. (“Spirit”) with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this presentation might not occur. Our forward-looking statements included in this presentation speak only as of the date the statements were written or recorded. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Additional Important Information and Where to Find It This presentation is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Spirit or any other securities. JetBlue and its wholly-owned subsidiary, Sundown Acquisition Corp., have commenced a tender offer for all outstanding shares of common stock of Spirit and have filed with the SEC a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents), as may be amended. These documents contain important information, including the terms and conditions of the tender offer, and stockholders of Spirit are advised to carefully read these documents before making any decision with respect to the tender offer. Investors and security holders may obtain free copies of these statements and other documents filed with respect to the tender offer at the SEC’s website at https://www.sec.gov. In addition, copies of the tender offer statement and related materials may be obtained for free by directing such requests to the information agent for the tender offer, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers). JetBlue has filed a definitive proxy statement on Schedule 14A with the SEC (“Definitive Proxy Statement”) and the accompanying BLUE proxy card on May 26, 2022, to be used to solicit proxies in opposition to the proposed business combination between Spirit and Frontier Group Holdings, Inc. (“Frontier”) and the other proposals to be voted on by Spirit stockholders at the special meeting of the stockholders of Spirit to be held on June 30, 2022. This presentation is not a substitute for the Definitive Proxy Statement or any other document JetBlue, Spirit or Frontier may file with the SEC in connection with the proposed transaction. STOCKHOLDERS OF SPIRIT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the Definitive Proxy Statement and other documents filed by JetBlue at the SEC’s web site at https://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers). Participants in the Solicitation JetBlue and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Additional information regarding the participants in the proxy solicitation is contained in the Definitive Proxy Statement.

JetBlue's latest proposal remains superior to Frontier's

We remain fully committed to acquiring Spirit and continue to consider all of our options

JetBlue's improved proposal offers superior financial value, more certainty, and more regulatory protections

	JetBlue		Frontier
Price	✓ $33.50 per share offer ($1.50 prepayment upon Spirit shareholder approval of transaction with JetBlue, with $32 at close) Significant premium to Frontier's offer value, given market decline; $3.7bn[1] Equity Value	+ 38% + $1bn	$24.29 total consideration[2] per Spirit share ($2.22 prepayment upon Spirit shareholder approval of transaction with Frontier, with rest payable at close); $2.7bn Equity Value
Consideration	✓ All Cash – fully financed commitment; prepayment of $1.50 per share in cash		Mostly Stock; prepayment of $2.22 per share in cash
Value Certainty	✓ All cash proposal provides greater value certainty		Uncertain given flawed projections and market risk Transaction value has declined by ~$1.54 per share / ~$168mm since announcement[3]
Divestiture Commitment	✓ Commitment to divest Spirit / JetBlue's assets up to a Material Adverse Effect on **combined company** Have proactively offered to divest Spirit's NYC and BOS holdings as well as 5 FLL gates No obligation to make divestitures that materially and adversely impact the Northeast Alliance		Commitment to divest Spirit / Frontier's holdings up to Material Adverse Effect on Spirit
Reverse Break-Up Fee	✓ $350mm (~$3.20 / share; ~15% of Spirit's share price prior to Frontier announcement and ~78% of Frontier's original premium)		$350mm to match the JetBlue break-up fee

Our latest proposal represents a compelling opportunity for Spirit shareholders to receive a significant premium in cash, with greater value certainty than the inferior transaction with Frontier

jetBlue

[1] Assumes fully diluted shares outstanding of approximately 109.5 million per public filings. [2] Represents the implied value of Frontier transaction as of June 24, 2022, based on Frontier's $10.54 closing share price as of June 3, 2022 and the terms of the Frontier Agreement.
[3] Represents decline from Frontier's $12.39 closing share price as of February 4, 2022 to $10.54 closing share price as of June 24, 2022

3

Spirit shareholders are funding half of the Frontier improvement in terms

- The Spirit Board presents Frontier's revised offer as a $2 improvement in headline price
- In reality, Spirit shareholders will own ~50% of the combined company, so you are basically funding half of the payment, given the entire Frontier "improvement" in cash consideration is being funded through additional leverage
- In the event of a successful close, the $2.22 per share pre-payment announced by Frontier is roughly aligned to the $2 increase in headline price; given the fact that Spirit shareholders are funding nearly half of this payment, JetBlue's $1.50 prepayment is more valuable to Spirit shareholders than the $2.22 per share prepayment, worth ~$1[1] **at best**
- Adjusting for the probability of close, the impact of the improvement on short-term trading is even lower, closer to $0.50[2] per share

jetBlue

[1] The increase in $2 of cash consideration is nominal to Spirit shareholders, but with additional leverage and 48.5% ownership of the PF company, it is equivalent to ~$1. [2] Assumes 50% probability closing for Frontier transaction.

4

JetBlue offers superior value to Spirit shareholders in any scenario

JetBlue's offer is fully financed

	Transaction does not close	Transaction closes	Short-term trading (Subject to Special Meeting Outcome)
JetBlue Transaction	~$21[1] **RBF of $3.20/share**	$33.50 **Includes $1.50 cash prepayment**	~$26[1,3]
Frontier Transaction	~$21[1] **RBF of $3.20/share**	~$24[2] **Includes $2.22 cash prepayment**	~$22[1]

Current Spirit Share Price of **$24.52**

A vote **AGAINST** the Frontier Transaction → Spirit stock trades **UP** to ~$26, with further upside

A vote **FOR** the Frontier Transaction → Spirit stock trades **DOWN** to ~$22

Source: Bloomberg; market data as of June 24, 2022. [1] Reflects rounding. [2] Represents current headline value of Frontier transaction based on stock prices as of June 24, 2022. [3] Based off the implied value of Spirit based on spread between Spirit price and JetBlue offer value from JetBlue proposal leak to Spirit's rejection of JetBlue offer (~30%).

jetBlue

5

JetBlue has high conviction in obtaining regulatory approval…
… Spirit's focus on Northeast Alliance is mistaken

	JetBlue	Frontier
NEA is irrelevant for Spirit…	JetBlue to divest Spirit's holdings in NYC and BOS JetBlue's NEA – either approved by the courts or blocked – does not hinder a JetBlue-Spirit transaction	
Market shares are basically the same…	JetBlue / Spirit combined market share of **8%**[1]	Frontier / Spirit combined market share of **7%**[1]
JetBlue has a more significant impact on legacy carrier fares…	JetBlue's presence on a nonstop route decreases legacy fares by **~16%**, or 3x as much as ultra-low-cost carriers	Legacy carriers do not respond to ULCCs in the same manner as JetBlue; their fares remain higher
JetBlue irreplaceable unlike ULCCs…	JetBlue offers a unique value proposition that is difficult to replicate	Ultra-low-cost carriers thrive with smaller networks and are expanding rapidly (e.g., Frontier has 230 aircraft on order, Breeze and Avelo expanding rapidly)
JetBlue has far less overlap with Spirit than Frontier has…	JetBlue overlaps with Spirit on **54 nonstop routes**[2] and only **31 routes**[2] **when excluding the NEA-relevant markets, which JetBlue has offered to divest** **JetBlue has far less overlap in flights, seats, and ASMs with Spirit than Frontier in the metropolitan areas served by both**[3]	Frontier overlaps with Spirit on **104 nonstop routes**[2]
JetBlue offers Spirit shareholders strong protections[4]	$350mm reverse break-up fee Commitment to divest assets up to a Material Adverse Effect on the **combined company** (including all Spirit NYC and BOS holdings) with limited NEA carve-out	$350mm reverse break-up fee; increased to match JetBlue Commitment to divest assets up to a Material Adverse Effect on **ONLY** Spirit

jetBlue

[1] Based on 2021 nonstop US passenger seats (ending December 2021). [2] Based on Q1-Q4 2021 domestic Department of Transportation data. [3] Based on scheduled flights / seats / ASMs for 2021 including international routes. [4] Conditional upon negotiated merger with Spirit.

6

The conflicted Spirit Board's arguments about the Northeast Alliance are baseless; the Northeast Alliance is pro-competitive and the litigation outcome irrelevant

Northeast Alliance strategic rationale

The **Northeast Alliance turbocharges JetBlue's ability to compete in the Northeast**, already delivering consumer benefits

- **Unlocks JetBlue growth in an otherwise constrained geography**, with stated commitments to grow seats at JFK and LGA by 15% by 2025
- **JetBlue will fly 52 daily flights from LGA in August** using larger E-190 and A320/1 aircraft, **made possible by access to 35 American Airlines slots,** which were previously on smaller regional jets

JetBlue is **committed to divesting Spirit's holdings in NYC and Boston to address any overlap upfront**

The **Northeast Alliance trial will begin in September, and will be decided long before the resolution of any challenge to the Spirit transaction**

Potential litigation outcomes


Will JetBlue win the NEA litigation?
Yes
No
NEA determined to be pro-competitive
Provides judicial support for benefits of JetBlue growth
NEA blocked
NEA no longer relevant to Spirit acquisition
JetBlue-Spirit wins

JetBlue expects to win the Northeast Alliance litigation, reinforcing its pro-competitive nature. The outcome is irrelevant for the regulatory approval of the Spirit transaction

jetBlue

Source: Cirium.

7

Spirit’s Board is entrenched and conflicted Multiple Spirit Directors involved in the decision to merge with Frontier have significant ties to Bill Franke, who appointed each to the Spirit Board Length of tenure and known conflicts display poor governance Frontier has promised Board seats on the combined entity to 4 out of the 8 current Spirit Directors Spirit Board’s latest actions continue record of entrenchment Entrenchment resulting in a flawed process Key themes Frontier transaction results from a fundamentally flawed process Spirit and Frontier have periodically explored the possibility of a business combination in the past, without ever seriously considering any alternative Initial offer premium of ~19%1 vs. ~86%2 in other airline transactions, with an agreed sale value at level below financial advisor range3 Only 6% improvement from initial to announced offer4 on February 4th 2022 Spirit negotiated with Frontier for 8 months prior to signing but failed to perform a market check Refused to engage with JetBlue until faced with certain defeat at the shareholder vote Recent actions confirm conflict of interest JetBlue campaign resulted in two revised Frontier offers already (first going from no RBF to $250mm RBF5, and second6 going from $250mm RBF to $350mm to match JetBlue, plus $2.22 cash pre-payment per share), highlighting how Spirit had not maximized shareholder value Eventually, Spirit Board reaffirmed the inferior transaction with Frontier Spirit Board even exchanged the financial concessions they received for less governance in the combined company Reflects premium of Frontier’s announced offer of $25.83 total consideration to Spirit’s undisturbed stock price of $21.73 as of February 4, 2022. 2 Reflects median premium to unaffected price of target in precedent of precedent Low Cost Carrier transactions (WestJet-Onex, Virgin America-Alaska, AirTran-Southwest, ExpressJet-Skywest, Midwest Air/TPG & Northwest). 3 Based on the “Spirit DCF Range” of $34.00 to $64.00 per Spirit share included in the “Opinion of Barclays Capital Inc”, and Spirit Discounted Cash Flow Analysis resulting in $33.00 to $55.50 range of implied equity value per Spirit common stock, included in the “Opinion of Morgan Stanley & Co. LLC” sections of the Spirit Definitive Proxy Statement filed on May 11, 2022. 4 Estimated based on the events occurred on December 15, 2021, described in “Background of the Merger” section of the Spirit Definitive Proxy Statement filed on May 11, 2022. 5 on June 2nd 6 on June 24th

Claims $2 of incremental value, while half of that comes out of Spirit shareholders’ pockets Saddles combined company with even more debt to rescue a fundamentally worse deal Presents misleading future value based on flawed labor projections which, if realized, would gravely limit pilot retention, which negatively impacts the combined company’s ability to compete Forfeited more control in the combined entity in exchange for this illusory increase in value Conflicted Spirit Board has agreed to a transaction that benefits Frontier’s controlling shareholder, not Spirit’s own shareholders Spirit shareholders need to act now to protect their investment by voting AGAINST the Frontier transaction

Facts do not support Spirit management's projections; significantly overstate potential shareholder value and consumer benefits of Frontier transaction

Spirit standalone projections are unreasonably optimistic


EBITDAR Excluding Synergies ($bn)
58%
26%
28%
$0.7
$0.5
$1.4
$1.1
$1.8
$1.4
$2.1
$2.4
Mgmt CAGRs
22E-24E: 55%
22E-26E: 35%
2022
2023
2024
2025
2026
% Difference Between Mgmt. vs. Consensus
Mgmt Proj.
Consensus

Projections are not based on reality or unit cost performance

- EBITDAR estimates are materially higher than consensus, driven predominantly by unrealistic OpEx forecasts
- Wage inflation and continued attrition likely to increase cost projections for standalone entity; applying industry expected pilot pay increases to current Spirit pilot rates in 2023 (8%) and 2024 (8%) reduces EBITDAR by ~9% and ~10%, respectively
- Fuel costs are expected to stay elevated (versus 2019) in 2023 and beyond; increasing Spirit fuel costs, net of recapture, by 8% and 4% in 2023 and 2024 reduces EBITDAR projections by ~16% and ~5%, respectively
- Pilot shortages are a constraint to growth for the overall industry, synergies do not contemplate upward wage pressure from negotiating as fifth largest carrier

JetBlue's synergies are based on realistic assumptions that support the strategic rationale of the acquisition

jetBlue

Source: Definitive proxy statement filed by Spirit on May 11, 2022, IBES consensus estimates as of June 24, 2022. JP Morgan research note on United Airlines Pilot Wage Analysis -24 June 2022. Note: Charts refer to standalone projections without synergies.

10

High future value of Spirit's stock price is illusory

Present Value per Spirit Share in a Transaction with Frontier



$ 33.50 JetBlue Offer
~$ 22
~$ 18
~$ 28
Current Spirit Share Price without a JetBlue Offer
2023E
2024E

Assumptions

- Consensus estimates for Spirit / Frontier projections
- $500mm synergies stated by Spirit adjusted to reflect phasing of implementation costs and reduced in line with consensus estimates for EBITDAR (26% in 2023 and 28% in 2024)
- Illustrative 11.0x P/E Multiple applied to 2023 and 2024 earnings projections in line with Spirit Pre-COVID trading averages
- Cost of equity used to discount the future implied share price to present value

Spirit shareholders are being promised an unrealistic, highly "illustrative" future value per share of $50. When using realistic adjustments and accounting for time value of money, the present value of Spirit's future share price is between $20-$30; a clear discount to the $33.50 in cash offered by JetBlue

Source: Bloomberg; market data as of June 24, 2022. Note: Assumes an illustrative 11.0x P/E multiple in 2023 and 2024, in line with Spirit Pre-Covid trading averages. Assumes 2023E and 2024E consensus net income estimates for Spirit of $160mm and $276mm, respectively. Assumes 2023E and 2024E consensus net income estimates for Frontier of $273mm and $413mm, respectively. Assumes tax rate of 22.7%. Interest costs for the $4.13 per share in cash consideration at an illustrative 7.28% blended interest rate. Assumes synergy discounted by 26% in 2023 and 28% in 2024. Assumes pro forma diluted shares outstanding of 433.0mm and exchange ratio of 1.9126. Assumes illustrative cost of equity of 12.9% based on 3.51% risk-free rate, 6.10%, market risk premium, and 1.54 beta. Reflects discounting to 31-Mar-2022.

jetBlue
11

JetBlue's latest proposal offers superior value for Spirit shareholders

Value per Spirit share comparison ($)



Aggregate Equity Value
$3.7bn
$33.50
+ 54%
+ 11.77
$21.73
+ 38%
+ 9.21
$24.29
+ 97%
+ 16.52
$16.98
JetBlue Proposal
Spirit Unaffected Share Price[1]
Implied Value of Frontier Transaction[2]
Spirit Trading Price before JetBlue Tender[3]

Summary of JetBlue's Superior Proposal

- $33.50/share represents $9.21/share or 38% premium to current value of Frontier's transaction, offering full and certain value to Spirit shareholders
- Given recent market performance, despite the increase in Frontier's cash consideration, our $33.50/share STILL offers a more attractive premium (38%) to the current implied value of the Frontier transaction than the original $33 proposal did (37%[4])
- Represents $11.77/share or 54% premium to Spirit's undisturbed share price[1]
- Provides Spirit shareholders with certain value and immediate liquidity
- Not subject to market risk (Frontier transaction value has already declined by ~$1.54 per share / ~$168mm, *even with* the increase in cash consideration on June 24)

jetBlue

[1] Spirit unaffected $21.73 closing share price on February 4, 2022. [2] Represents the implied value of Frontier transaction as of June 24, 2022, based on Frontier's $10.54 closing share price as of June 24, 2022 and the terms of the Frontier Agreement. [3] Spirit's closing share price as of May 13, 2022, the last trading day before JetBlue's tender offer. [4] JetBlue original $33 offer premium to implied value of Frontier transaction on April 4, 2022, the day before the proposal was leaked.

12

Every constructive piece of news around the JetBlue proposal sent the Spirit stock soaring; no wonder the Spirit Board announced its latest move on Friday post market-close

Spirit Share Price History



+28%
-9%
-21%
+10%
-2%
+4%
+7%
+8%
$ 30.00
$ 25.00
$ 20.00
$ 15.00
$ 10.00
$ 5.00
$ 0.00
$ 22.97
5-Apr JetBlue proposal leaks
2-May Conflicted Spirit Board rejects JetBlue proposal
3-May to 13-May No news flow around proposal between Spirit rejection and tender offer
16-May JetBlue files proxy statement and commences tender offer
19-May Spirit Board urges shareholders to reject JetBlue tender offer
2-June Frontier announces revised merger agreement
6-June JetBlue announces improved proposal adding $1.50 prepayment and $350mm RBF
20-June JetBlue announces improved proposal to $33.50 per share
4-Apr
10-Apr
16-Apr
22-Apr
28-Apr
4-May
10-May
16-May
22-May
28-May
3-Jun
9-Jun
15-Jun
21-Jun

The market reaction is clear; the JetBlue offer is good for Spirit shareholders and the conflicted Spirit Board continues to make decisions that are detrimental to Spirit's shareholders

jetBlue

Source: Bloomberg; market data as of June 24, 2022.

13

A vote against Frontier is a vote for the Spirit stock price to increase

Average spread[1] (5-Apr to 29-Apr)


$35.00
$32.50
$30.00
$27.50
$26.92
$25.00
$22.50
$20.00
$17.50
$15.00
$33.50
$33.00
$30.00
$23.61
~29.6% average spread¹ between JetBlue proposal leak² and day before Spirit's rejection³ of JetBlue offer
$25.48 Average Price
5-Apr-2022
11-Apr-2022
17-Apr-2022
23-Apr-2022
29-Apr-2022
JetBlue Proposal
JetBlue Tender Offer
Spirit
JetBlue June 20 Proposal

Upside if Frontier transaction is rejected


$33.50
~30% Average Spread
$25.85
~25% Premium
$20.74
JetBlue Proposal
Implied Value of Spirit
Spirit Trading Price on June 3, Before JetBlue Revised Offer

A rejection of the Frontier transaction will result in a higher price for Spirit stock, even before any consideration of the likelihood of the closing of the JetBlue transaction

jetBlue

Source: Bloomberg; market data as of June 24, 2022. [1] Spread represents the difference between JetBlue's proposal price and Spirit's trading share price. [2] JetBlue Proposal was made public on April 5, 2022. .

14

Vote against the Frontier transaction at the Spirit special meeting Exercise your appraisal rights Tender your shares in JetBlue’s tender offer Spirit shareholders – you have an important choice to make about your investment: Vote AGAINST the Frontier transaction on June 30 and exercise your appraisal rights What we are asking Spirit shareholders to do What we will do Continue to engage with Spirit shareholders as we assess our options and deliver our superior offer

Appendix A

Spirit / Frontier synergies are fraught with risk

Frontier's Announced Synergies (in $ Millions)	
$100	**Cost Synergies** *Procurement savings and overhead efficiencies; nothing assumed for fleet and dis-synergies*
$220	**Distribution** *Closing the share gap to LC peers results in a 2-to-4-point load factor improvement*
$145	**Schedule Efficiencies** *11 aircraft freed up from over-sparing and increased schedule efficiencies (net of variable costs)*
$35	**New Connecting Opportunities** *When schedules are combined, new connections are organically created*

Uncertainty of Value for Spirit Shareholders

Assumption of no labor dis-synergies (management forecast and synergy calculation) is flawed and irrational

- Tremendous upward wage pressure from:
  - Pilot shortages
  - Negotiating new CBAs as a major US carrier
  - Recent pilot tentative agreements in the industry, including those of select regional carriers, who now pay more for entry-level pilots than both Frontier and Spirit[1]
  - The emergence of new ULCC entrants paying competitive wages

Spirit shareholders are asked to underwrite revenue synergies with unique risks

- "Schedule efficiencies" come from optimizing schedules where capacity exceeds demand, but ~90% of Frontier's schedule operates once a day or less[2]: there simply are not very many excess frequencies
- The ULCC business model is extremely dependent upon high aircraft utilization and minimal spare aircraft: how will they "free up" 11 aircraft?
- Will customers, with minimal disruption protection from less spare aircraft and long layovers resulting from no schedule depth, choose the connections in the first place?

Spirit / Frontier synergies are overstated

jetBlue

[1] Source: Skift. "The Larger Impact of American Airlines Giving Regional Pilots a Big Pay Raise" [2] Source: Cirium. Based on 2022 peak daily schedule, using week of July 10th, 2022 as proxy.

17

A vote for Frontier is a vote for the Spirit stock price to decline

Average Spread[1] (7-Feb to 4-Apr)



~8.5% average spread[1] between merger announcement[2] and day before JetBlue proposal leak[3]
$30.00
$27.50
$26.65
$25.46
$25.00
$22.50
$20.00
$17.50
$15.00
$24.07
$21.99
7-Feb-2022
21-Feb-2022
7-Mar-2022
21-Mar-2022
4-Apr-2022
Spirit
Implied Frontier Offer Value

Downside if Frontier Transaction is Approved



$24.29
~8.5% Average Spread
$22.39
~9% Decline
$24.52
Current Value of Frontier transaction
Implied Value of Spirit Share
Spirit Trading Price Before Frontier Improved Offer[4]

A vote for the Frontier transaction will put downward pressure on Spirit stock as it reverts to historical relationship with the value of the Frontier transaction

jetBlue

Source: Bloomberg; market data as of June 24, 2022. [1] Spread represents the difference between the implied price per share in the Frontier transaction and Spirit's trading share price, divided by Spirit's trading share price. [2] Merger announcement as of February 7, 2022. [3] JetBlue Proposal was leaked on April 5, 2022. [4] Spirit's closing share price as of June 24, 2022.

18